Exhibit 99.1

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. TO ACQUIRE WILLIAM CHARLES CONSTRUCTION GROUP, INCLUDING RAGNAR BENSON IN TRANSFORMATIVE ACQUISITION

•Accelerates IEA’s diversification and growth strategy through entry into the rail construction market

•	Facilitates capture of greater portion of heavy and light civil infrastructure markets, while deepening presence in environmental remediation
•Provides expanded national footprint with licenses to operate across all 50 states
•Adds approximately $520 million in backlog as of May 31, 2018

Indianapolis, IN - October 15, 2018 - Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries announced today that it has signed a definitive agreement to acquire William Charles Construction Group, including Ragnar Benson (“William Charles”), a leader in engineering and construction solutions for the rail and heavy civil industries. This transformative acquisition will create a national, market-leading platform in the attractive rail industry, broaden IEA’s exposure in the heavy and light civil infrastructure and environmental remediation spaces and expand IEA’s geographic footprint through the Southern and Western United States.

“We are very pleased to announce the acquisition of William Charles Construction Group including Ragnar Benson,” said JP Roehm, IEA’s Chief Executive Officer. “In the roughly six months since we listed on the NASDAQ, we have taken substantial steps to transform our company into a highly-specialized EPC platform that can service blue-chip customers from coast to coast in attractive growth industries. William Charles’ addition will meaningfully diversify our capabilities and end markets, deepen our engineering expertise and substantially extend our geographic reach into climate-friendly, less seasonal markets. We also have a strong cultural fit with William Charles’ management team, an important consideration in our acquisition strategy, and one which we believe helps us attract great companies like William Charles as partners. Clients, employees and shareholders alike will benefit from the opportunities created by our combined platforms.”

Mr. Roehm continued, “The acquisition of William Charles, in combination with the acquisitions of Saiia and the ACC Companies, positions us for long-term growth and value creation. We are now well-equipped to capitalize on significant opportunities across the construction market. It is the ideal time for William Charles to join our exceptional team, and we look forward to exploring other great opportunities we have in our pipeline.”

“The William Charles/Ragnar Benson family is extremely excited for this opportunity to expand our footprint in our current markets,” said Ben Holmstrom, President of William Charles. “We believe strongly that IEA will also provide significant growth prospects for our company in new markets throughout the country. We are thrilled for the opportunities this will bring all of our employees. With offices in both Rockford and Chicago, Illinois, we will continue to provide the high level of service all our customers have come to expect.”

Founded in 1892, William Charles is a national leader in civil construction with diverse capabilities in traditional civil construction, electrical power and environmental remediation. William Charles maintains a market-leading platform in the attractive rail market, with expansive self-perform capabilities in the planning, development and maintenance of infrastructure projects from major railways and intermodal facilities to heavy highway construction.

Under the terms of the agreement, IEA will purchase William Charles for approximately $90 million, including $85 million in cash and $5 million in equity, which equates to a 4.5x multiple of William Charles’ pro forma Adjusted EBITDA for the last twelve months ended May 31, 2018 before the realization of any synergy-related cost savings. The Company anticipates an additional approximately $5 million in cost savings over the first 18 months post-close through the integration of financial, insurance and IT systems.

Based on year-to-date figures as of May 2018 figures, William Charles is expected to add approximately $520 million in backlog, $300 million to $330 million in revenue and $18 million to $22 million in Adjusted EBITDA. The year-to-date pro forma adjustments to EBITDA include $5.2 million for the anticipated conversion of William Charles' operating leases to capital leases conversions and $3 million to remove corporate overhead costs that will not continue post-closing.

Exhibit 99.1

The cash portion of the purchase price and related fees and expenses will be financed through a $75 million delayed-draw term loan facility as well as cash on teh balance sheet. THe acquisition has been unanimously approved by both companies' Boards of Directors and is anticipated to close in the fourth quarter of 2018, subject to customary closing conditions.

Kirkland & Ellis LLP acted as legal counsel to IEA, and HolmstromKennedy acted as legal counsel to William Charles.

Conference Call

In conjunction with today’s release, IEA will host a conference call on October 15, 2018 at 9:00 AM EDT. To participate on the call via telephone, please dial 877-407-0784. IEA will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of IEA’s website at https://ir.iea.net. A replay of the conference call with be available on the Company’s website for 30 days or by dialing 844-512-2921 and providing the replay pin number: 13684003.

About IEA

Infrastructure and Energy Alternatives (IEA) is a leading provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries throughout the United States. Currently, IEA is primarily focused on the wind energy industry and is one of three Tier 1 providers in the space. IEA specializes in providing complete engineering, procurement and construction (‘‘EPC’’) services and has completed more than 200 wind and solar projects in 36 states. IEA offers design, site development, construction, and infrastructure installation and restoration services. As of June 30, 2018, IEA held an estimated 30% U.S. market share for wind energy projects. For more information, please visit the Company website at iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

About William Charles Construction

William Charles Construction Group is one of the largest privately held companies in Illinois and offers customers proven excellence in heavy civil, electric power, buildings, environmental and rail construction through its companies Ragnar Benson LLC and William Charles Construction. These companies have a wide range of self-perform capabilities and offer their clients superior project teams. With project experience in 26 states, William Charles Construction Group maintains lasting customer relationships with clients throughout the United States.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. These factors include, but are not limited to: (1) the ability of the parties to consummate the acquisition in a timely manner or at all; (2) satisfaction of the conditions precedent to consummation of the acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all; (3) the ability to realize financial and strategic goals from acquisition and investment activity, including the ability to integrate acquired businesses; (4) our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with ours fixed price and other contracts, including any material changes in estimates for completion of projects; (5) the effect on demand for our services and changes in the amount of capital expenditures by customers and (6) significant changes in tax and other economic incentives and political and governmental policies which could materially and adversely affect the U.S. wind and solar industries. . For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to IEA’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in IEA’s Proxy Statement on Schedule 14A filed on February 9, 2018. IEA does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

This release includes information based on independent industry publications and other sources. You should not construe the contents of this presentation as legal, accounting, business or tax advice and you should consult your own professional advisors as to the legal, accounting, business, tax, financial or other matters contained herein.

The estimates, forecasts and projections contained herein involve signiଁcant elements of subjective judgment and analysis and reflect numerous judgments, estimates and assumptions that are inherently uncertain in prospective financial information of any

Exhibit 99.1

kind. As such, no representation can be made as to the attainability of such estimates, forecasts and projections. Investors are cautioned that such estimates, forecasts or projections have not been audited and have not been prepared in conformance with generally accepted accounting principles.

This release includes projections that are forward-looking and based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond IEA’s control. While all projections are necessarily speculative, IEA believes that projections relating to periods beyond 12 months from their date of preparation carry increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections.

This release includes non-GAAP ଁfinancial measures. IEA believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to IEA’s financial condition and results of operations. These non-GAAP financial measures may exclude items that are significant in understanding and assessing financial results. Therefore, these financial measures should not be considered in isolation or as an alternative to net income or other measures of profitability or performance under GAAP. Because these non-GAAP financial measures are not in conformity with GAAP, we urge you to review IEA’s audited financial statements, which have been filed with the SEC.

Contact:

Financial Profiles, Inc.
Kimberly Esterkin, Senior Vice President
kesterkin@finprofiles.com
310-622-8235